EXHIBIT 99.3

                            [American Express Logo]

                                      2007
                            FOURTH QUARTER/FULL YEAR
                               EARNINGS SUPPLEMENT

THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FOURTH QUARTER/FULL YEAR 2007 EARNINGS RELEASE.

THIS PRESENTATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 37 OF THIS SUPPLEMENT, PAGES 62-63 IN THE COMPANY'S 2006 ANNUAL REPORT TO SHAREHOLDERS AND IN ITS 2006 ANNUAL REPORT ON FORM 10-K, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                   HIGHLIGHTS

FINANCIAL RESULTS

- Fourth quarter diluted EPS from continuing operations of $0.71 decreased 3% versus $0.73 last year. Revenues net of interest expense rose 10%. For the trailing 12 months, return on equity (ROE) was 37%.

     - 4Q '07 Income from continuing operations included the following items, as further referenced on page 2:

          - A $1.1B ($700MM after-tax) initial payment as part of the Visa litigation settlement, and in light of the settlement:

               - $143MM ($89MM after-tax) of incremental business-building costs;

               -    $74MM ($46MM after-tax) of litigation-related costs; and

               - A $50MM ($31MM after-tax) contribution to the American Express Charitable Fund.

          - A $685MM ($430MM after-tax) charge to increase the Membership Rewards(R) liability.

          -    A $438MM ($274MM after-tax) credit-related charge.

     -    4Q '06 Income from continuing operations included:

          - A $68MM ($42MM after-tax) gain related to a rebalancing program to better align the maturity profile of our Travelers Cheque and Gift Card investment portfolio with its business liquidity needs; and

          - $45MM of tax benefits related principally to certain foreign losses and the finalization of state tax returns.

     - 4Q '07 and 4Q '06 Income from continuing operations included $16MM ($10MM after-tax) and $64MM ($42MM after-tax), respectively, of reengineering costs related to restructuring efforts primarily within the International Card Services ("ICS") and Global Commercial Services ("GCS") segments in 4Q '07 and our U.S. Card Services ("USCS") and GCS segments in 4Q '06.

     - The Discontinued Operations line in the Consolidated Financial Statements contains the results, assets and liabilities related to various business sales. This includes the results from American Express Bank, Ltd. ("AEB"), which we announced in 3Q '07 would be sold to Standard Chartered PLC ("Standard Chartered"), as discussed further on page 2; from the international banking operations in Brazil, sold in 2Q '06, from Tax and Business Services ("TBS"), sold in 3Q '05; and from Ameriprise Financial, Inc. (formerly American Express Financial Advisors), for which the distribution of all outstanding shares was made on September 30, 2005.

          - 4Q '07 results reflected $8MM of losses from discontinued operations versus $27MM of income last year, primarily reflecting AEB's results in both periods.

     - Including discontinued operations diluted EPS on a net income basis of $0.71 decreased 5% versus last year.

BUSINESS METRICS

-    Compared with the fourth quarter of 2006:

     - Worldwide billed business of $177.5B increased 16% on continued strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar resulted in a 3% benefit within the reported worldwide growth rate. As previously reported, worldwide growth slowed to 13% (10% FX adjusted) in December as U.S. billed business growth of 14% in the first two months of the quarter slowed to 9% in December.

     - Worldwide total cards in force of 86.4MM increased 11%, up 8.4MM from last year and 1.7MM during 4Q '07, as proprietary and network card growth remained strong.

     - Worldwide average spending per proprietary basic card in force increased 8% versus last year despite the suppressing effect of substantial card additions over the past few years.

     - Worldwide lending balances of $54.5B on an owned basis increased 26%; on a managed basis, worldwide lending balances of $77.2B were up 22%.

CAPITAL RETURNED TO SHAREHOLDERS

- Including share repurchases and dividends, during 4Q '07 and for the full year we returned 99% and 88%, respectively, of capital generated to shareholders. On a cumulative basis, since 1994, we have returned 71% of capital generated.

     - Share Repurchases: During 4Q '07, 14MM shares were repurchased, versus 15MM shares in 3Q '07 and 18MM shares in 4Q '06. Since the inception of repurchase programs in December 1994, 665MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares, including purchases made under agreements with third parties.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                   HIGHLIGHTS

                                                           MILLIONS OF SHARES
                                                         ------------------------
-    Actual Share Activity:                              4Q '07   3Q '07   4Q '06
     ----------------------                              ------   ------   ------
        Shares outstanding - beginning of period          1,169    1,182    1,204
        Repurchase of common shares                         (14)     (15)     (18)
        Employee benefit plans, compensation and other        3        2       13
                                                         ------   ------   ------
        Shares outstanding - end of period                1,158    1,169    1,199
                                                         ======   ======   ======

- Dividend Increase: On 11/19/07 the Company's Board of Directors increased the quarterly dividend by 20%, to $0.18 from $0.15 per share.

ITEMS OF NOTE

- Visa Litigation Settlement: On November 7, 2007, the Company announced that it had entered into an agreement with Visa Inc., Visa USA and Visa International (collectively, "Visa") to remove it and certain of its member banks as defendants in the Company's lawsuit against MasterCard International, Inc. ("MasterCard"), Visa and their member banks. The lawsuit alleges MasterCard, Visa and their member banks illegally blocked the Company from the bank-issued card business in the United States. Under the terms of the agreement, the Company will receive an aggregate maximum payment of $2.25B. The initial payment of $1.1B ($700MM after-tax) has been recorded as a reduction to the "other, net operating expense" line within the Corporate & Other segment during 4Q '07. The remaining payments, payable in installments of up to $70MM ($43MM after-tax) per quarter over the next four years, are subject to achieving certain quarterly performance criteria within the Global Network Services ("GNS") business in the U.S. which the Company is optimistic it is positioned to meet. In light of the initial payment, the Company incurred the following additional expenses during the quarter:

               - $143MM ($89MM after-tax) of incremental investments in marketing and promotion and business-building initiatives above the level planned for the quarter. Costs for these initiatives were primarily "marketing, promotion, rewards and cardmember services" related expenses, with $84MM in USCS, $33MM in Global Network and Merchant Services ("GNMS"), $20MM in ICS, $5MM in Corporate & Other, and $1MM in GCS.

               - $74MM ($46MM after tax) of litigation-related costs pertaining to the lawsuit against Visa and MasterCard. These costs are reported in "other, net operating expense" within the Corporate & Other segment.

               - A $50MM ($31MM after tax) additional contribution to the American Express Charitable Fund, which supports the Company's ongoing philanthropic activities. This contribution was reported within "other, net operating expense" within the Corporate & Other segment.

- Membership Rewards Liability: In 4Q '07, the Company incurred costs of $685MM ($430MM after-tax) related to decisions resulting from its previously announced evaluation of enhancements to its method of estimating its liability for Membership Rewards. This charge was reported in "marketing, promotion, rewards and cardmember services" across the three issuing segments which offer Membership Rewards to Cardmembers, with $408MM in USCS, $216MM in ICS, and $61MM in GCS. The enhancements incorporate an actuarial based approach and reflect recent trends in redemption. They stem from the continued evolution of the Company's reward programs, the increasing emphasis on such programs by the Company and the consequent changes in Cardmember behavior. As a result, the global ultimate redemption rate assumption for current program participants increased to approximately 90 percent. The higher levels of redemption are due in part to the Company's effort to drive further Cardmember usage of the Membership Rewards program, which in turn strengthens customer loyalty and spending on American Express cards.

- Credit-Related Charge: In 4Q '07, the Company recorded a $438MM ($274MM after-tax) credit-related charge which increased the worldwide lending reserve coverage ratio to 100% of 30+ days past due loan balances and better position the Company for higher anticipated write-offs in 2008. The charge was reported within USCS, with $288MM in the "cardmember lending provision for losses," $96MM in the "charge card provision for losses" and $54MM in "securitization income, net," reflecting the corresponding reduction to the fair market value of the interest-only strip.

- 2008 Business Plan: On January 10, 2008, the Company announced that, in light of the weakening economy, its 2008 business plan anticipates slower billed business growth and higher write-off rates. This plan assumes billed business will grow between 8-10%, and managed US lending write-off rates will be in the 5.1-5.3% range for the year (please see the Appendix for further discussion of the owned and managed presentations). Marketing and promotion expenses are expected to be somewhat below 2007 levels. In such a business scenario, the flexibility the Company has built into its business model should generally position it to grow earnings per share in the 10-12% range. However, several significant gains and tax benefits in 2007 will have a negative impact on year-over-year comparisons in 2008. As a result, the Company expects reported earnings per share (from continuing operations) for 2008 to increase in the 4-6% range from 2007 levels and return on equity to be consistent with our 33-36% long term target.

- AEB Sale: On September 18, 2007, the Company announced that it entered into an agreement to sell its international banking subsidiary, AEB, and American Express International Deposit Company ("AEIDC"), a subsidiary which issues investment certificates to AEB's customers, to Standard Chartered for the approximate value of $1.1B, subject to certain regulatory approvals. The sale reflects the Company's strategic focus on the high-growth, high-return payments businesses that have driven its performance over recent years. Standard Chartered will pay the Company an amount equal to the net asset value of the AEB businesses that are being sold at the closing date plus $300MM. At December 31, 2007, this would have amounted to approximately $819MM. As discussed above, the Company also expects to realize an additional amount representing the net asset value of AEIDC which was also contracted to be sold to Standard Chartered through a put/call agreement subsequent to the sale of AEB. As of December 31, 2007, the net asset value of that business was $232MM. This value is expected to be realized through (i) dividends from the subsidiary to the Company and
     (ii) a subsequent payment from Standard Chartered based on the net asset value of AEIDC on the date the business is transferred to them 18 months after the completion of the sale of AEB.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                   HIGHLIGHTS

     As a result of the agreement, beginning with 3Q '07, and for all prior periods, AEB results, assets and liabilities (except for certain components of the business which are not being sold) have been removed from the Corporate & Other segment and reported within Discontinued Operations on the Company's Consolidated Financial Statements, as described in the Company's Form 8-K, filed with the SEC on November 1, 2007. AEIDC will continue to be reflected in continuing operations within the Corporate & Other segment until one year before the anticipated close of this portion of the transaction. Assuming completion of the AEB sale in 1Q '08, AEIDC will be reported in Discontinued Operations beginning in 3Q '08.

     On September 18, the Company provided additional details related to its investment portfolio in the Form 8-K filed with the SEC, which reported the announcement of the AEB sale. As of August 31, 2007, AEIDC held investments of $4.8B, predominantly mortgage and other asset backed securities. Since August, AEIDC has actively worked to reduce risk within the portfolio, as sales and maturities totaling approximately $2.1B of the portfolio investments have been reinvested into cash equivalents. Additionally, the AEB sale agreement reduced the holding period for AEIDC investments and required reclassification of the portfolio from its previous available-for-sale status to its current trading status. The Company now reports changes in the market value of AEIDC's investment portfolio within the income statement until AEIDC is sold. The Company's earnings include losses due to mark-to-market adjustments and sales within the AEIDC portfolio of $81MM ($41MM after-tax) in 3Q '07 and $24MM ($16MM after-tax) in 4Q'07.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 57%, reflecting higher rewards costs and increased marketing and promotion expenses in 4Q '07. The higher rewards costs reflect the impact of the $685MM increase to the Membership Rewards liability, as well as continued volume growth and strong cardmember program participation. Marketing expenses reflect the incremental investments in business-building initiatives and costs related to ongoing acquisition and loyalty-related programs, with a greater emphasis during the quarter on our non-U.S. activities, as well as investments in brand-related advertising programs.

- Total Interest Expense: Increased 34%, reflecting increased debt funding levels in support of growth in cardmember receivable and lending balances and a higher effective cost of funds.

- Total Provisions for Losses and Benefits: Increased 70%, reflecting the credit-related charge, growth in cardmember spending and loan volumes and a continued underlying increase in write-off and delinquency rates within the U.S. versus last year.

- Human Resources Expense: Increased 6%, reflecting the impact of a higher level of employees and merit increases.

     - Compared with last year, the total employee count from continuing operations of 64,800 increased by 2,300 employees, or 4%. Compared with last quarter, the employee count decreased by 300 employees. The increase versus last year primarily reflects employee additions related to customer service volumes and initiatives and the acquisition of Farrington American Express Travel Services Ltd. ("FAE Travel") in 3Q '07.

REVISED SEGMENT AND STATEMENTS OF INCOME PRESENTATION

- The Company instituted organizational changes effective July 1, 2007 which reflect a reorganization of the Company into two distinct customer-focused groups: the Global Consumer Group and the Global Business-to-Business Group. The impact of these changes on the Company's reportable operating segment disclosures is as follows:

     - The Company continues to report the USCS segment and the GNMS segment consistent with previous reporting.

     - The previously reported International Card & Global Commercial Services segment is now reported as two separate segments: the ICS segment and the GCS segment.

     - The USCS and ICS segments are aligned with the Global Consumer Group, and the GNMS and GCS segments are aligned with the Global Business-to-Business Group.

- For additional information related to the impact of this reorganization and other changes to the Company's financial reporting, please refer to the Form 8-Ks filed with the SEC, dated November 1, 2007 and March 30, 2007, respectively.

EXPANDED PRODUCTS AND SERVICES

- During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

     In our proprietary issuing and network business we:

     - Added Virgin Atlantic and Hawaiian Airlines to the Membership Rewards Flight Finder feature, an online booking tool that allows charge Cardmembers enrolled in Membership Rewards and Membership Rewards First(SM) to easily search flight reward inventory, transfer points directly into a frequent flyer account, and book a reward flight in a single online transaction.

     - Signed an agreement with First Data Corp. to offer American Express(R) Card acceptance as part of an integrated solution for small- and medium-sized merchants. New merchants who sign up for the program gain a cost-effective, all-in-one solution with a single source for statements, settlement and customer service for all major card brands.

     - With Food Lion LLC, announced a card acceptance agreement at its over 1,200 grocery stores throughout the Southeast and Mid-Atlantic United States.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                   HIGHLIGHTS

     - Reopened My WishList, the Company's popular, limited e-tail site that gives Cardmembers access to high demand consumer electronics, fashion and home design products, as well as immersive travel and lifestyle experiences.

     - Announced a strategic marketing partnership with Clear(R), the leading service provider of registered traveler security express lanes at U.S. airports, allowing American Express corporate cardmembers to receive preferred pricing on Clear's annual membership and appointment enrollment privileges.

     - Signed a distribution agreement with Bank of America to offer American Express(R) Gift Cards at participating retail banking centers, expanding customer reach for these cards to more than 65,000 locations, including supermarket, drug store and office supply retail chains, banks, shopping malls, American Express Travel offices and online.

     - Expanded the Company's Gift Card program by launching the Simon American Express Gift Card with the Simon Property Group, the largest public U.S. real estate company and the marketer of the nation's largest bank-issued gift card program. Introduced a new line of customizable Gift Cards for large companies and small businesses, which can be specifically designed for employees, clients, and customers, as well as the American Express(R) Especially for Thank You Gift Card, which expanded the Company's themed Gift Card program.

     - Signed three additional travel agencies in California, Michigan and New York to the American Express Travel U.S. Representative Network.

     - Launched LOCAL COLOR, a travel information and planning sitelet that allows visitors to more easily explore destination content and plan travel experiences through the aggregation of best-in-class destination content from three strategic partners -- Lonely Planet, IgoUgo, and Travel + Leisure.

     - Announced a special promotion for the GivingEXPRESS(R) program from American Express, where Cardmembers could earn double Membership Rewards points when they made an online charitable donation in someone's name through the GivingEXPRESS web site.

     - Announced a national partnership with OPEN from American Express and SCORE "Counselors to America's Small Business" to create the "Small Business Speed Coaching Test Drive," a multi-city seminar tour designed to support small business growth and provide complimentary educational and mentorship programs.

     - As part of The Partners in Preservation program, a philanthropic initiative designed to increase public awareness of the importance of preserving environmental, historic and cultural landmarks, announced an initiative with the World Monuments Fund to support projects that address the issue of sustainable tourism. Also as part of this program, announced the awarding of grants to aid in historic restoration projects to a group of 15 historic and culturally significant sites in Chicago.

     In our Global Network Services ("GNS") business we:

     - Announced a new card issuing partnership with AB Parex Bankas in Lithuania, and issued the first card products, denominated in the Litas currency, in both Gold and Platinum versions. Parex Bankas will also be responsible for signing merchants in Lithuania to accept the American Express Card at their establishments.

     - With our partner, Industrial & Commercial Bank of China (ICBC), as well as Hainan Airlines Co. Ltd., announced the launch of the ICBC Hainan Airlines American Express Card, the first American Express branded airline co-brand card in China. The card is available in Standard and Gold versions, is denominated in RMB and US dollars, and can be used worldwide on the American Express merchant network as well as on the ICBC and China Unionpay merchant networks within China.

     - Launched in Cambodia the MekongBank American Express Credit Card, designed for the middle tier of the market and available in the Classic Green version in U.S. dollar denominations. This is the second American Express-branded Card as part of our partnership with Cambodia Mekong Bank Public Limited, which we formed in June 2005.

     - With our partner in Indonesia, PT. Bank Danamon Indonesia Tbk., signed an agreement with the Bali Tourism Development Corporation and Friends of the National Parks Foundation to promote and execute Seeds for Bali Program, which has a goal to pilot reforestation of some of the most arid places in Bali and aid in micro habitat conservation efforts.

     - Introduced Global eShop in Sri Lanka, which allows cardmembers with American Express cards from Nations Trust Bank PLC, the exclusive issuer and acquirer of our cards in this region, to more easily purchase U.S. goods online.

     - Were selected by Carta Capital, a weekly magazine published in Brazil as the "Most Admired Company in Brazil for the Credit Card segment." The study's rankings were based on research conducted among over 1,200 Brazilian executives and included key traits such as respect for the customer, quality of products and services, ethics and quality of management.

     In November the Company published its 2007/2008 Corporate Citizenship report. This report demonstrates American Express' commitment to social responsibility and the actions we have taken over our history to fulfill our obligations to shareholders, customers, employees, and the world around us. The report can be accessed at: http://ir.americanexpress.com.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

(Preliminary)

                              STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                            QUARTERS ENDED
(Millions, except per share amounts)                         DECEMBER 31,
                                                           ---------------   PERCENTAGE
                                                            2007     2006     INC/(DEC)
                                                           ------   ------   ----------
Revenues
   Discount revenue                                        $3,912   $3,458        13%
   Net card fees                                              544      479        14
   Travel commissions and fees                                514      450        14
   Other commissions and fees                                 650      573        13
   Securitization income, net                                 326      347        (6)
   Other                                                      470      528       (11)
                                                           ------   ------
      Total                                                 6,416    5,835        10
                                                           ------   ------
   Interest income:
      Cardmember lending finance revenue                    1,682    1,326        27
      Other                                                   302      287         5
                                                           ------   ------
         Total                                              1,984    1,613        23
                                                           ------   ------
            Total Revenues                                  8,400    7,448        13
                                                           ------   ------
   Interest expense:
      Cardmember lending                                      474      351        35
      Charge card and other                                   562      422        33
                                                           ------   ------
         Total                                              1,036      773        34
                                                           ------   ------
Revenues net of interest expense                            7,364    6,675        10
                                                           ------   ------

Expenses
   Marketing, promotion, rewards and cardmember services    2,719    1,732        57
   Human resources                                          1,437    1,361         6
   Professional services                                      646      648        --
   Occupancy and equipment                                    382      372         3
   Communications                                             119      112         6
   Other, net                                                (591)     365         #
                                                           ------   ------
         Total                                              4,712    4,590         3
                                                           ------   ------
Provisions for losses and benefits:
      Charge card                                             419      277        51
      Cardmember lending                                      970      484         #
      Other (including investment certificates)               134      137        (2)
                                                           ------   ------
         Total                                              1,523      898        70
                                                           ------   ------
Pretax income from continuing operations                    1,129    1,187        (5)
Income tax provision                                          290      292        (1)
                                                           ------   ------
Income from continuing operations                             839      895        (6)
(Loss) Income from discontinued operations, net of tax         (8)      27         #
                                                           ------   ------
Net income                                                 $  831   $  922       (10)
                                                           ======   ======
EPS-Basic
   Income from continuing operations                       $ 0.72   $ 0.75        (4)
                                                           ======   ======
   (Loss) Income from discontinued operations              $   --   $ 0.02        (#)
                                                           ======   ======
   Net Income                                              $ 0.72   $ 0.77        (6)
                                                           ======   ======
EPS-Diluted
   Income from continuing operations                       $ 0.71   $ 0.73        (3)
                                                           ======   ======
   (Loss) Income from discontinued operations                  --   $ 0.02         #
                                                           ======   ======
   Net Income                                              $ 0.71   $ 0.75        (5)
                                                           ======   ======
Average Shares Outstanding
   Basic                                                    1,157    1,196        (3)
                                                           ======   ======
   Diluted                                                  1,178    1,224        (4)
                                                           ======   ======

#    Denotes variance of more than 100%.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

- Consolidated Revenues Net of Interest Expense: Consolidated revenues net of interest expense increased 10%, reflecting increases versus last year of 11% within USCS, 16% within ICS, 15% within GCS and 14% within GNMS. Revenues net of interest expense increased due to greater discount revenues, larger interest income, higher other commission and fees, increased net card fees and greater travel commissions and fees, partially offset by increased interest expense, lower other revenues and lower securitization income, net. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 2%.

- Consolidated Expenses: Consolidated expenses increased 3%, reflecting an increase of 25% within USCS, 55% within ICS, 18% within GCS and 10% within GNMS. Expense growth was partially offset by the initial payment of the Visa litigation settlement, which is reported in the Corporate & Other segment. The total expense growth reflected higher marketing, promotion, rewards and cardmember services expense, due primarily to the increase to the Membership Rewards reserve liability and incremental business-building costs, greater human resources expense, increased occupancy and equipment costs and higher communication expenses, partially offset by lower other expenses, net due to the Visa litigation settlement and lower professional services expenses. Translation of foreign currency contributed approximately 2% to the expense growth rate.

- Consolidated Provisions for Losses and Benefits: Consolidated provisions for losses and benefits increased 70% versus last year, reflecting an increase of 115% in USCS, 5% in ICS and 77% in GCS, and a 33% decrease in GNMS. Provisions rose primarily due to the credit-related charge as well as higher business volumes. Translation of foreign currency contributed approximately 2% to the provision growth rate.

- Pre-Tax Margin: Was 15.3% in 4Q '07 compared with 20.4% in 3Q '07 and 17.8% in 4Q '06.

- Effective Tax Rate: Was 26% in 4Q '07 versus 24% in 3Q '07 and 25% in 4Q '06. The 4Q '07 rate reflects certain revisions in the annual tax provision principally related to estimates in prior quarters. The 3Q '07 rate reflects $75MM in tax benefits principally related to the resolution of prior years' tax items. The 4Q '06 rate reflects $45MM of tax benefits principally related to certain foreign losses and the finalization of state tax returns.

- Discount Revenue: Rose 13% on a 16% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, and higher cash-back rewards costs and corporate incentive payments.

     - The average discount rate* was 2.54% in 4Q '07, 2.57% in 3Q '07 and 2.55% in 4Q '06. The decline in the rate versus 3Q '07 reflects the normal seasonal impact of a higher proportional level of retail-related business volumes. As indicated in prior quarters, selective repricing initiatives, changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                       QUARTERS ENDED
                                        DECEMBER 31,
                                      ---------------   PERCENTAGE
                                       2007     2006     INC/(DEC)
                                      ------   ------   ----------
Card billed business* (billions):
   United States                      $123.0   $109.7        12%
   Outside the United States            54.5     43.8        24
                                      ------   ------
   Total                              $177.5   $153.5        16
                                      ======   ======
Total cards in force (millions):
   United States                        52.3     48.1         9
   Outside the United States            34.1     29.9        14
                                      ------   ------
   Total                                86.4     78.0        11
                                      ======   ======
Basic cards in force (millions):
   United States                        40.9     37.1        10
   Outside the United States            29.2     25.4        15
                                      ------   ------
   Total                                70.1     62.5        12
                                      ======   ======
Average basic cardmember spending**
   United States                      $3,352   $3,214         4
   Outside the United States          $2,914   $2,436        20
   Total                              $3,228   $2,985         8

* For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2007 Earnings Release, American Express Company Selected Statistical Information pages.

**   Proprietary card activity only.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

     - Worldwide Billed Business: The 16% increase in worldwide billed business reflected an 11% increase in USCS, a 19% increase in ICS, a 17% increase in GCS and a 39% increase in GNS partner volume. The table below summarizes selected billed business related statistics for 4Q '07:

                                                                               PERCENTAGE INCREASE
                                                                 PERCENTAGE   ASSUMING NO CHANGES IN
                                                                  INCREASE    FOREIGN EXCHANGE RATES
                                                                 ----------   ----------------------
WORLDWIDE*
   Billed Business                                                    16%                13%
   Average spending per proprietary basic card                         8                  6
   Basic cards-in-force                                               12
U.S.*
   Billed Business                                                    12
   Average spending per proprietary basic card                         4
   Basic cards-in-force                                               10
   Proprietary consumer card billed business**                        10
   Proprietary small business billed business**                       14
   Proprietary Corporate Services billed business***                  11
OUTSIDE THE U.S.*
   Billed Business                                                    24                 14
   Average spending per proprietary basic card                        20                  9
   Basic cards-in-force                                               15
   Proprietary consumer and small business billed business****        20                  9
   Proprietary Corporate Services billed business***                  25                 14

* Captions not designated as "proprietary" include both proprietary and GNS data.

**   Included in USCS.

***  Included in GCS.

**** Included in ICS.

          - U.S. non-T&E-related volume categories (which represented approximately 72% of 4Q '07 U.S. billed business) grew 14%, while T&E volumes rose 9%.

          - U.S. airline-related volume, which represented approximately 8% of total U.S. volumes during the quarter, increased 7% due to a 2% increase in transactions and a 5% increase in the average airline charge.

          - Worldwide airline volumes, which represented approximately 10% of total volumes during the quarter, increased 15% on 3% growth in transactions and a 12% increase in the average airline charge.

          - Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Europe, Latin America, and Asia Pacific in the low double-digits and growth in Canada in the high single-digits.

     - Total cards in force: Rose 11% worldwide due to an increase of 6% in USCS, a 3% increase in ICS, a 1% increase in GCS and a 35% increase in GNS. Continued strong card acquisitions within both proprietary and GNS activities, as well as continued solid average customer retention levels, drove these results.

          - 600K and 1.1MM net cards were added during the quarter in the U.S. and the non-U.S. businesses, respectively.

- Net Card Fees: Increased 14% due to card growth and a higher average card fee.

- Travel Commissions and Fees: Increased 14%, reflecting a 18% increase in worldwide travel sales.

- Other Commissions and Fees: Rose 13% on higher assessments, card-related conversion revenues and other service fees.

- Securitization Income, Net: Decreased 6% primarily due to the credit-related charge of $54MM to the fair value of the interest-only strip, as well as decreased excess spread related to higher write-offs, which was somewhat offset by higher finance charge and servicing fee revenues due to a greater average balance of securitized loans, as well as higher gains from issuance. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related interest-only strip, excess spread related to securitized loans and servicing income, net of related discounts or fees.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

     -    Components of Securitization Income, Net:

                                        QUARTERS ENDED
                                         DECEMBER 31,
                                        --------------   PERCENTAGE
                                        2007    2006      INC/(DEC)
                                        ----    ----     ----------
(millions)
Excess spread*                          $204    $246       (17)%
Servicing fees                           114     101        13
Gains on sales from securitizations**      8      --         #
                                        ----    ----
Total securitization income             $326    $347        (6)
                                        ====    ====

#    Denotes variance of more than 100%.

* Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses, and the changes in the fair value of the interest-only strip in 2007.

** Excludes a $29MM gain in 4Q '07 from cardmember loan sales reflected in the credit provision. There were no securitization issuances or maturities during 4Q '06.

     - The average balance of Cardmember lending securitizations was $22.7B in 4Q '07, compared with $20.2B in 4Q '06.

- Other Revenues: Decreased 11% due to the gain in the Travelers Cheque and Prepaid Services investment portfolio in 4Q '06.

- Cardmember Lending Finance Revenue: Increased 27% due to 29% growth in average worldwide lending balances on an owned basis, and a slightly lower portfolio yield.

-    Other Interest Income: Increased 5%.

- Cardmember Lending Interest Expense: Increased 35%, reflecting increased loan balances and a higher cost of funds.

- Charge Card and Other Interest Expense: Increased 33%, reflecting a higher average cost of funds and an increased receivable balance.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 57% primarily due to the charge to increase the Membership Rewards liability and incremental business-building costs, as well as higher volume-driven rewards expense.

- Human Resources Expense: Increased 6% due to a higher level of employees and merit increases.

-    Professional Services Expense: Was essentially flat to the prior year.

-    Occupancy and Equipment Expense: Rose 3%.

- Communications Expense: Increased 6% due to higher cardmember-related communications costs.

- Other, Expense Net: Decreased over 100% due primarily to the Visa litigation settlement, net of litigation-related costs, which was partially offset by the contribution to the American Express Charitable Fund.

- Charge Card Provision for Losses: Increased 51%, primarily reflecting the credit-related charge and higher business volumes.

     -    Worldwide Charge Card:*

          - The loss ratio decreased versus last year and last quarter. The past due rate increased versus last year and last quarter.

                                         12/07     9/07    12/06
                                         ------   -----   -------
Net loss ratio as a % of charge volume     0.25%   0.26%    0.26%
90 days past due as a % of receivables      3.0%    2.8%     2.8%

                                          12/07    9/07    12/06
                                         ------   -----   -------
Total Receivables (billions)             $ 40.1   $38.5   $ 37.4
Reserves (millions)                      $1,149   $ 998   $  981
% of receivables                            2.9%    2.6%     2.6%
% of 90 day past due accounts                95%     91%      95%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

- Cardmember Lending Provision for Losses: Increased 100% due to the credit-related charge, as well as increased loan volumes and higher write-off and delinquency rates within the U.S.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

     -    Worldwide Lending:*

          - The write-off and past due rates increased versus last year and last quarter.

                                    12/07    9/07    12/06
                                   ------   ------   ------
Net write-off rate                    4.5%     4.1%     4.0%
30 days past due as a % of loans      3.4%     3.0%     2.7%

                                    12/07     9/07    12/06
                                   ------   ------   ------
Total Loans (billions)             $ 54.5   $ 50.5   $ 43.3
Reserves (millions)                $1,831   $1,469   $1,171
% of total loans                      3.4%     2.9%     2.7%
% of 30 days past due accounts        100%      97%      98%

* All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2007 Earnings Release on the American Express Company Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

-    Other (including investment certificates) Provision for Losses and
     Benefits: Decreased 2%.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                                  CONSOLIDATED

SUPPLEMENTAL INFORMATION - TANGIBLE COMMON EQUITY AND TOTAL ADJUSTED ASSETS

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 ("Subordinated Debentures"), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its "tangible common equity" and "total adjusted assets". The Company's consolidated tangible common equity amount as of the end of any fiscal quarter means the total shareholders' equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet. The Company calculates total adjusted assets as of the end of any fiscal quarter as the sum of (i) total consolidated assets as reflected on the Company's balance sheet minus (ii) non-securitized Cardmember lending receivables (without deduction for reserves), which are set forth on the Company's balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember lending receivables as reported by the Company for such fiscal quarter. As of December 31, 2007, the Company's tangible common equity was $9B and its total adjusted assets were $173B. As of December 31, 2007, the consolidated assets, as reflected on the Company's balance sheet, were $150B.

                                CORPORATE & OTHER

- Net income was $536MM in 4Q '07 compared with net expense of $59MM in 3Q '07 and net income of $5MM in 4Q '06.

     -    The 4Q '07 income reflects the impacts of the following items:

          - A $700MM after-tax gain due to the initial payment of the Visa litigation settlement;

          -    A $46MM after-tax expense for litigation-related costs;

          - A $31MM after-tax expense for the contribution to the American Express Charitable Fund;

          - A $16MM after-tax expense due to mark-to-market adjustments and sales within the AEIDC investment portfolio; and

          - A $4MM after-tax cost for incremental business-building initiatives.

     - The 3Q '07 expense includes the $41MM after-tax loss due to mark-to-market adjustments and sales within the AEIDC portfolio.

     - The 4Q '06 income includes the $42MM after-tax gain related to the rebalancing of our Travelers Cheque and Gift Card investment portfolio, partially offset by $6MM after-tax of reengineering costs.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                               U.S. CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                           QUARTERS ENDED
(Preliminary)                                                DECEMBER 31,
                                                           ---------------   PERCENTAGE
(millions)                                                  2007     2006     INC/(DEC)
                                                           ------   ------   -----------
Revenues
   Discount revenue, net card fees and other               $2,747   $2,481       11%
   Cardmember lending finance revenue                       1,304    1,018       28
   Securitization income, net                                 326      347       (6)
                                                           ------   ------
      Total revenues                                        4,377    3,846       14
   Interest expense:
      Cardmember lending                                      440      288       53
      Charge card and other                                   228      209        9
                                                           ------   ------
Revenues net of interest expense                            3,709    3,349       11
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services    1,739    1,220       43
   Human resources and other operating expenses               871      876       (1)
                                                           ------   ------
      Total                                                 2,610    2,096       25
                                                           ------   ------
Provisions for losses                                       1,139      530        #
                                                           ------   ------
Pretax segment (loss) income                                  (40)     723        #
Income tax (benefit) provision                                (47)     250        #
                                                           ------   ------
Segment income                                             $    7   $  473      (99)
                                                           ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                            QUARTERS ENDED
                                                             DECEMBER 31,
                                                           ---------------   PERCENTAGE
                                                            2007     2006     INC/(DEC)
                                                           ------   ------   -----------
Card billed business (billions)                            $101.2   $ 90.8       11%
Total cards in force (millions)                              43.3     40.7        6
Basic cards in force (millions)                              32.3     30.1        7
Average basic cardmember spending* (dollars)               $3,161   $3,044        4
Segment capital (billions)                                 $  4.5   $  4.7       (4)
Return on segment capital**                                  40.2%    47.4%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill of $175MM in 4Q '07 and $168MM in 4Q '06. Segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

          - Billed Business: The 11% increase in billed business reflects a 4% increase in average spending per proprietary basic card and 7% growth in basic cards in force.

               - Within the U.S. consumer business, billed business grew 10%; small business volumes rose 14%.

          - Total cards in force: Increased by 2.6MM, or 6%, versus last year on continued strong card acquisition activity and retention levels.

P&L DISCUSSION:

- Net Income: Decreased 99% as revenues net of interest expense rose 11%, expenses increased 25% and provisions for losses increased more than 100%.

     -    4Q '07 included the following items:

          - $408MM ($253MM after-tax) of the increase to the Membership Rewards liability;

          -    The $438MM ($274MM after-tax) credit-related charge; and

          - $84MM ($52MM after-tax) of the incremental business-building costs.

     -    4Q '06 included $23MM ($15MM after-tax) of reengineering expenses.

     - Pre-tax Margin: Was (1.1%) in 4Q '07 versus 25.4% in 3Q '07 and 21.6% in 4Q '06.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                               U.S. CARD SERVICES

     - Effective Tax Rate: Was 118% in 4Q '07 compared to 35% in both 3Q '07 and in 4Q '06. The high rate in 4Q' 07 reflects the impact of the previously mentioned significant charges on pretax income, as well as certain revisions in the annual tax provision related to estimates in prior quarters. The 3Q '07 rate includes $18MM of the previously mentioned tax benefits for that period.

- Discount Revenue, Net Card Fees and Other: Increased 11% largely due to greater billed business volumes, increased other commissions and fees, higher net card fees and greater travel revenues.

- Cardmember Lending Finance Revenue: Increased 28% on 32% growth in average owned lending balances and a slightly lower portfolio yield.

- Securitization Income, Net: Decreased 6% as the credit-related charge of $54MM to the fair value of the interest-only strip as well as decreased excess spread related to higher write-offs, which was somewhat offset by higher finance charge and servicing fee revenues due to a greater average balance of securitized loans, as well as higher gains from issuances. Securitization income, net represents the non-credit provision components of the gains from securitization activities within the USCS segment, fair value changes of the related interest-only strip, excess spread related to securitized loans and servicing income, net of related discounts or fees.

- Cardmember Lending Interest Expense: Increased 53% on greater loan balances and a higher cost of funds.

- Charge Card and Other Interest Expense: Increased 9% due to a higher cost of funds and a larger receivable balance.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 43%, reflecting the increase to the Membership Rewards liability and higher volume-related rewards costs, partially offset by slightly lower marketing and promotion expenses, despite the incremental business-building costs.

- Human Resources and Other Operating Expenses: Decreased 1%, reflecting lower technology related costs and the reengineering costs in 4Q '06.

- Provisions for Losses: Increased more than 100%, reflecting the credit-related charge as well as the impact of loan growth and higher write-off and delinquency rates.

     -    Charge Card: *

          - The loss ratio increased versus last year and last quarter. The past due rate increased versus last year but was unchanged versus last quarter.

                                         12/07    9/07   12/06
                                         -----   -----   -----
Total Receivables (billions)             $21.4   $19.4   $20.6
Net loss ratio as a % of charge volume    0.35%   0.34%   0.32%
90 days past due as a % of total           3.9%    3.9%    3.3%

     -    Cardmember Lending: **

          - The write-off and past due rates increased versus last year and last quarter.

                                   12/07    9/07   12/06
                                   -----   -----   -----
Total Loans (billions)             $43.3   $40.0   $33.6
Net write-off rate                   4.3%    3.7%    3.5%
30 days past due as a % of loans     3.5%    3.1%    2.7%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

** Owned basis. See pages 13-14 for "Managed Basis" Cardmember lending information.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                               U.S. CARD SERVICES

MANAGED BASIS

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember lending finance revenue, cardmember lending interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                             QUARTERS ENDED
                                                              DECEMBER 31,
                                                            ---------------   PERCENTAGE
(millions)                                                   2007     2006     INC/(DEC)
                                                            ------   ------   ----------
-    Discount revenue, net card fees and other:
        Reported for the period (GAAP)                      $2,747   $2,481        11%
        Securitization adjustments                              76       56        36
                                                            ------   ------
        Managed discount revenue, net card fees and other   $2,823   $2,537        11
                                                            ======   ======
-    Cardmember lending finance revenue:
        Reported for the period (GAAP)                      $1,304   $1,018        28
        Securitization adjustments                             828      729        14
                                                            ------   ------
        Managed finance revenue                             $2,132   $1,747        22
                                                            ======   ======
-    Securitization income, net:
        Reported for the period (GAAP)                      $  326   $  347        (6)
        Securitization adjustments                            (326)    (347)       (6)
                                                            ------   ------
        Managed securitization income, net                  $   --   $   --        --
                                                            ======   ======
-    Cardmember lending interest expense:
        Reported for the period (GAAP)                      $  440   $  288        53
        Securitization adjustments                             287      279         3
                                                            ------   ------
        Managed cardmember lending interest expense         $  727   $  567        28
                                                            ======   ======
-    Provisions for losses:
        Reported for the period (GAAP)                      $1,139   $  530         #
        Securitization adjustments                             263      153        72
                                                            ------   ------
        Managed provisions for losses                       $1,402   $  683         #
                                                            ======   ======

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                               U.S. CARD SERVICES

MANAGED P&L DISCUSSION

- Discount Revenue, Net Card Fees and Other: Increased 11% largely due to greater billed business volumes, increased other commissions and fees, higher net card fees and greater travel revenues.

- Cardmember Lending Finance Revenue: Increased 22% on 24% growth in average lending balances and a slightly lower portfolio yield.

- Cardmember Lending Interest Expense: Increased 28% on growth in lending balances and a higher cost of funds.

- Provisions for Losses: Increased more than 100%, reflecting the credit-related charge, as well as the impact of strong loan and volume growth and higher write-off and delinquency rates.

     -    Cardmember Lending: *

          - Both the write-off and past due rates increased versus last year and last quarter.

                                   12/07    9/07   12/06
                                   -----   -----   -----
Total Loans (billions)             $66.0   $61.5   $53.8
Net write-off rate                   4.3%    3.7%    3.3%
30 days past due as a % of loans     3.2%    2.9%    2.6%

* Managed basis. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis," as presented on page 12.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                           INTERNATIONAL CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                            QUARTERS ENDED
(Preliminary)                                                DECEMBER 31,
                                                           ---------------   PERCENTAGE
(millions)                                                  2007     2006     INC/(DEC)
                                                           ------   ------   ----------
Revenues
   Discount revenue, net card fees and other               $1,022   $  884       16%
   Cardmember lending finance revenue                         376      304       24
                                                           ------   ------
         Total revenues                                     1,398    1,188       18
   Interest expense:
      Cardmember lending                                      138      105       31
      Charge card and other                                    71       57       25
                                                           ------   ------
Revenues net of interest expense                            1,189    1,026       16
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services      638      280        #
   Human resources and other operating expenses               512      460       11
                                                           ------   ------
         Total                                              1,150      740       55
                                                           ------   ------
Provisions for losses                                         220      210        5
                                                           ------   ------
Pretax segment (loss) income                                 (181)      76        #
Income tax (benefit)                                         (113)     (23)       #
                                                           ------   ------
Segment income                                             $  (68)  $   99        #
                                                           ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                           QUARTERS ENDED
                                                             DECEMBER 31,
                                                           ---------------   PERCENTAGE
                                                            2007     2006     INC/(DEC)
                                                           ------   ------   ----------
Card billed business (billions)                            $ 28.2   $ 23.6       19%
Total cards in force (millions)                              16.0     15.6        3
Basic cards in force (millions)                              11.3     11.2        1
Average basic cardmember spending* (dollars)               $2,515   $2,106       19
Segment capital (millions)**                               $2,062   $1,724       20
Return on segment capital**                                  15.3%    17.9%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill of $519MM and $518MM in 4Q '07 and 4Q '06, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

     - Billed Business: The 19% increase in billed business reflects a 19% increase in average spending per proprietary basic card and a 1% increase in basic cards in force.

          - Adjusting for the impacts of foreign exchange translation, both billed business and spending per proprietary basic card in force increased 9% and volume growth within the major geographic regions ranged from growth in the high single-digits to the low double-digits.

     -    Total cards in force: Increased by 400K, or 3%, versus last year.

P&L DISCUSSION

- Net Income: Decreased more than 100% versus last year as revenues net of interest expense increased 16%, expenses rose by 55% and provisions for losses increased 5%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     -    4Q '07 included the following items:

          - $216MM ($138MM after-tax) of the increase to the Membership Rewards liability; and

          - $20MM ($12MM after-tax) of the incremental business-building costs.

     - 4Q '07 included $9MM ($6MM after-tax) of reengineering expenses versus $4MM ($3MM after-tax) in 4Q '06.

     - Pre-tax Margin: Was (15.2%) in 4Q '07 versus 9.9% in 3Q '07 and 7.4% in 4Q '06.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                           INTERNATIONAL CARD SERVICES

     - Effective Tax Rate: Was 62% in 4Q '07 versus (27%) in 3Q '07 and (30%) in 4Q '06. The rate in 4Q '07 reflects the impact of the previously mentioned significant charges on pretax income. As indicated last quarter, this segment reflects an overall tax benefit which will likely continue going forward since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside the U.S. The 3Q '07 tax rate includes $17MM of the previously mentioned tax benefits for that period and the 4Q '06 tax rate reflects benefits principally related to certain foreign losses.

- Discount Revenue, Net Card Fees and Other: The increase of 16% versus 4Q '06 was driven primarily by the higher level of card spending, increased net card fees, higher other commissions and fees and increased travel revenues.

- Cardmember Lending Finance Revenue: Increased 24% on 16% growth in average lending balances and a higher portfolio yield.

- Cardmember Lending Interest Expense: Increased 31% on higher loan balances and an increased cost of funds.

- Charge Card and Other Interest Expense: Increased 25% on a higher receivable balance and a greater cost of funds.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased more than 100%, reflecting the increase to the Membership Rewards liability, higher volume-related rewards costs and substantially higher marketing expenditures, partially due to the incremental business-building costs.

- Human Resources and Other Operating Expenses: Increased 11% primarily due to higher human resources, professional service and occupancy and equipment expenses.

- Provisions for Losses: Increased 5% as higher volumes and lending balances were partially offset by lower write-off and past due rates.

     -    Charge Card: *

          - The loss ratio decreased versus last year and last quarter. The past due rate decreased versus last year, but was unchanged versus last quarter.

                                         12/07    9/07   12/06
                                         -----   -----   -----
Total Receivables (billions)             $ 6.6   $ 6.1   $ 6.0
Net loss ratio as a % of charge volume    0.21%   0.26%   0.30%
90 days past due as a % of total           1.8%    1.8%    2.3%

     -    Cardmember Lending:*

          - The write-off rate decreased versus last year and last quarter. The past due rate decreased versus last year, but increased versus last quarter.

                                         12/07    9/07   12/06
                                         -----   -----   -----
Cardmember Loans (billions)              $11.2   $10.5   $ 9.7
Net write-off rate                         5.1%    5.5%    5.7%
30 days past due as a % of loans           2.8%    2.7%    2.9%

* There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                            QUARTERS ENDED
(Preliminary)                                                DECEMBER 31,
                                                           ---------------   PERCENTAGE
(millions)                                                  2007     2006     INC/(DEC)
                                                           ------   ------   ----------
Revenues
   Discount revenue, net card fees and other               $1,259   $1,089        16%
                                                           ------   ------
   Charge card and other interest expense                     131      107        22
                                                           ------   ------
Revenues net of interest expense                            1,128      982        15
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services      135       63         #
   Human resources and other operating expenses               794      721        10
                                                           ------   ------
      Total                                                   929      784        18
                                                           ------   ------
Provisions for losses                                          55       31        77
                                                           ------   ------
Pretax segment income                                         144      167       (14)
Income tax provision                                           34       50       (32)
                                                           ------   ------
Segment income                                             $  110   $  117        (6)
                                                           ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                           QUARTERS ENDED
                                                            DECEMBER 31,
                                                           ---------------   PERCENTAGE
                                                            2007     2006     INC/(DEC)
                                                           ------   ------   ----------
Card billed business (billions)                            $ 32.2   $ 27.6        17%
Total cards in force (millions)                               6.8      6.7         1
Basic cards in force (millions)                               6.8      6.7         1
Average basic cardmember spending* (dollars)               $4,695   $4,170        13
Segment capital (millions)**                               $2,239   $1,907        17
Return on segment capital**                                  25.3%    25.7%

*    Proprietary cards only.

** Segment capital includes an allocation attributable to goodwill of $771MM and $740MM in 4Q '07 and 4Q '06, respectively. Return on segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

     - Billed Business: The 17% increase in billed business reflects a 13% increase in average spending per proprietary basic card and a 1% increase in basic cards in force.

          - Adjusting for the impacts of foreign exchange translation, billed business and spending per proprietary basic card in force increased 12% and 9%, respectively. Volume growth within the U.S. of 11% compared to growth within the Company's other major geographic regions ranging from the low double-digits to high-teens.

     -    Total cards in force: Increased by 100K, or 1%, versus last year.

P&L DISCUSSION

- Net Income: Decreased 6% versus last year as revenues net of interest expense increased 15%, expenses rose by 18% and provisions for losses grew 77%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     - 4Q '07 included $61MM ($39MM after-tax) of the increase to the Membership Rewards liability.

     - 4Q '07 included $5MM ($3MM after-tax) of reengineering expenses versus $24MM ($15MM after-tax) in 4Q '06.

     - Pre-tax Margin: Was 12.8% in 4Q '07 versus 17.6% in 3Q '07 and 17.0% in 4Q '06.

     - Effective Tax Rate: Was 24% in 4Q '07 versus 28% in 3Q '07 and 30% in 4Q '06. The 4Q '07 rate reflects certain revisions in the annual tax provision related to estimates in prior quarters. The 3Q '07 rate reflects $9MM of the previously mentioned tax benefits for that period. The 4Q '06 tax rate reflects benefits principally related to certain foreign losses.

- Discount Revenue, Net Card Fees and Other: The increase of 16% versus 4Q '06 was driven primarily by the higher level of card spending, greater travel revenues, and higher other commissions and fees.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

- Charge Card and Other Interest Expense: Increased 22% on a larger receivable balance and higher cost of funds.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased more than 100%, reflecting the increase to the Membership Rewards liability.

- Human Resources and Other Operating Expenses: Increased 10%, primarily reflecting a higher level of employees, merit increases and the acquisitions of Harbor Payments and FAE Travel.

- Provisions for Losses: Increased 77%, reflecting higher volumes and loss rates.

     -    Charge Card: *

          - The loss ratio and past due rate both increased versus last year and last quarter.

                                         12/07    9/07   12/06
                                         -----   -----   -----
Total Receivables (billions)             $11.4   $12.5   $10.3
Net loss ratio as a % of charge volume    0.12%   0.11%   0.09%
90 days past due as a % of total           2.1%    1.6%    1.9%

* There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                  QUARTERS ENDED
(Preliminary)                                      DECEMBER 31,
                                                  --------------   PERCENTAGE
(millions)                                         2007    2006     INC/(DEC)
                                                  ------   ----    ----------
Revenues
   Discount revenue, fees and other               $  961   $840         14%
                                                  ------   ----
   Interest expense:
      Cardmember lending                             (34)   (29)        17
      Other                                          (46)   (47)        (2)
                                                  ------   ----
 Revenues net of interest expense                  1,041    916         14
                                                  ------   ----
Expenses
   Marketing and promotion                           165    125         32
   Human resources and other operating expenses      466    448          4
                                                  ------   ----
      Total                                          631    573         10
                                                  ------   ----
Provisions for losses                                 31     46        (33)
                                                  ------   ----
Pretax segment income                                379    297         28
Income tax provision                                 125     96         30
                                                  ------   ----
Segment income                                    $  254   $201         26
                                                  ======   ====

STATISTICAL INFORMATION

                                                  QUARTERS ENDED
                                                    DECEMBER 31,
                                                  ---------------   PERCENTAGE
                                                   2007     2006     INC/(DEC)
                                                  ------   ------   ----------
Global card billed business* (billions)           $177.5   $153.5       16%
Segment capital (millions)                        $1,170   $1,272       (8)
Return on segment capital**                         90.7%    60.3%
Global Network Services:
Card billed business (billions)                   $ 16.0   $ 11.5       39%
Total cards in force (millions)                     20.3     15.0       35

* Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.

** Segment capital includes an allocation of goodwill of $27MM in both 4Q '07 and 4Q'06. Segment capital is computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

P&L DISCUSSION

- Net Income: Increased 26% as revenues net of interest expense grew 14%, expenses rose 10% and provisions for losses decreased 33%. Both revenue and expense growth rates were inflated by translation of foreign currency.

     - 4Q '07 included $33MM ($20MM after-tax) of the incremental business-building costs.

     - 4Q '07 included $2MM ($1MM after-tax) of reengineering expenses versus $4MM ($3MM after-tax) in 4Q '06.

     - Pre-tax Margin: Was 36.4% in 4Q '07 versus 39.7% in 3Q '07 and 32.4% in 4Q '06.

     - Effective Tax Rate: Was 33% in 4Q '07 versus 32% in both 3Q '07 and 4Q '06, respectively.

- Discount Revenue, Fees and Other Revenue: Increased 14%, reflecting growth in merchant-related revenues, primarily from the 16% increase in global card billed business and higher GNS-related revenues.

- Cardmember Lending Interest Expense: The expense credit increased 17% due to a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

-    Other Interest Expense: The expense credit decreased 2%.

- Marketing and Promotion Expenses: Increased 32%, reflecting higher brand, merchant and partner-related advertising costs.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2007 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

- Human Resources and Other Operating Expenses: Increased 4% primarily due to greater human resources and volume-related expenses.

- Provisions for Losses: Decreased 33% due to a higher merchant-related provision in 2006.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                                  CONSOLIDATED

(Preliminary)
                              STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                                 YEARS ENDED
                                                                 DECEMBER 31,
                                                              -----------------   PERCENTAGE
(Millions, except per share amounts)                            2007      2006     INC/(DEC)
                                                              -------   -------   ----------
Revenues
   Discount revenue                                           $14,596   $12,978       12%
   Net card fees                                                2,050     1,994        3
   Travel commissions and fees                                  1,926     1,778        8
   Other commissions and fees                                   2,417     2,233        8
   Securitization income, net                                   1,507     1,489        1
   Other                                                        1,645     1,689       (3)
                                                              -------   -------
         Total                                                 24,141    22,161        9
                                                              -------   -------
   Interest income:
      Cardmember lending finance revenue                        6,145     4,586       34
      Other                                                     1,271     1,147       11
                                                              -------   -------
         Total                                                  7,416     5,733       29
                                                              -------   -------
            Total Revenues                                     31,557    27,894       13
                                                              -------   -------
   Interest expense:
      Cardmember lending                                        1,734     1,192       45
      Charge card and other                                     2,092     1,548       35
                                                              -------   -------
         Total                                                  3,826     2,740       40
                                                              -------   -------
Revenues net of interest expense                               27,731    25,154       10
                                                              -------   -------
Expenses
   Marketing, promotion, rewards and cardmember services        7,817     6,504       20
   Human resources                                              5,438     5,040        8
   Professional services                                        2,283     2,269        1
   Occupancy and equipment                                      1,436     1,384        4
   Communications                                                 461       434        6
   Other, net                                                     389     1,358      (71)
                                                              -------   -------
         Total                                                 17,824    16,989        5
                                                              -------   -------
 Provisions for losses and benefits:
      Charge card                                               1,140       935       22
      Cardmember lending                                        2,761     1,623       70
      Other (including investment certificates)                   440       468       (6)
                                                              -------   -------
         Total                                                  4,341     3,026       43
                                                              -------   -------
Pretax income from continuing operations                        5,566     5,139        8
Income tax provision                                            1,518     1,528       (1)
                                                              -------   -------
Income from continuing operations                               4,048     3,611       12
(Loss) Income from discontinued operations, net of tax            (36)       96        #
                                                              -------   -------
Net income                                                    $ 4,012   $ 3,707        8
                                                              =======   =======
EPS-Basic
   Income from continuing operations                          $  3.45   $  2.98       16
                                                              =======   =======
   (Loss) Income from discontinued operations                 $ (0.03)  $  0.08        #
                                                              =======   =======
   Net Income                                                 $  3.42   $  3.06       12
                                                              =======   =======
EPS-Diluted
   Income from continuing operations                          $  3.39   $  2.92       16
                                                              =======   =======
   (Loss) Income from discontinued operations                 $ (0.03)  $  0.07        #
                                                              =======   =======
   Net Income                                                 $  3.36   $  2.99       12
                                                              =======   =======
Average Shares Outstanding
   Basic                                                        1,173     1,212       (3)
                                                              =======   =======
   Diluted                                                      1,196     1,238       (3)
                                                              =======   =======

#    Denotes variance of more than 100%.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                                  CONSOLIDATED

-    2007 Income from continuing operations included:

          - A $1.1B ($700MM after-tax) initial payment in 4Q '07 as part of the Visa litigation settlement, and in light of the settlement:

               - $143MM ($89MM after-tax) of incremental business-building costs;

               -    $74MM ($46MM after-tax) of litigation-related costs; and

               - A $50MM ($31MM after-tax) contribution to the American Express Charitable Fund.

          - $140MM of total tax benefits from the IRS in 2Q '07 related to the treatment of prior years' card fee income and the resolution of prior years' tax items in 3Q '07;

          - An $80MM ($50MM after-tax) net benefit in 1Q '07 from the initial adoption of a new accounting standard, SFAS No. 155, that required the Company to record changes in the fair market value of its retained subordinated interest in securitized loans (or interest-only strip) in the income statement;

          - A $63MM ($39MM after-tax) gain in 1Q '07 relating to amendments to the Company's U.S. pension plans that reduced projected pension obligations to participants;

          - A $685MM ($430MM after-tax) charge in 4Q '07 to increase the Membership Rewards liability;

          -    A $438MM ($274M after-tax) credit-related charge in 4Q '07;

          - An $81MM ($41MM after-tax) charge in 3Q '07 related to mark-to-market adjustments and sales within the AEIDC investment portfolio; and

          - $68MM ($42MM after-tax) of increased marketing and promotion expenditures in 2Q '07, above the level originally planned for that quarter.

-    2006 Income from continuing operations included:

          - $177MM ($155MM after-tax) of gains related to the completion of the sales of our card-related operations in Brazil in 2Q '06, and in Malaysia and Indonesia in 3Q '06;

          - A $68MM ($42MM after-tax) gain in 4Q '06 related to a rebalancing program to better align the maturity profile of our Travelers Cheque and Gift Card investment portfolio with its business liquidity needs;

          - $45MM of tax benefits in 4Q '06 related principally to certain foreign losses and the finalization of state tax returns;

          - $174MM ($113MM after-tax) of total charges associated with certain adjustments made to the Membership Rewards reserve models, inside the U.S. in 1Q '06 and outside the U.S. in 2Q '06;

          - A $72MM ($47MM after-tax) net reduction in 1Q '06 cardmember lending finance revenue and securitization income related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers; and

          - Higher provisions for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market, which were offset by the favorable impact from lower early credit write-offs related to the October, 2005 bankruptcy legislation in the U.S., and lower than expected costs related to Hurricane Katrina.

- 2007 and 2006 Income from continuing operations included $66MM ($43MM after-tax) and $152MM ($99MM after-tax), respectively, of reengineering costs.

- Net Income including discontinued operations increased 8% to $4.0B. 2007 results reflected $36MM of losses from discontinued operations versus $96MM of income last year, primarily reflecting AEB's results in both periods.

- Share Repurchases: During 2007 60MM shares were repurchased versus 75MM shares in 2006.

                                                        MILLIONS OF SHARES
                                                        ------------------
-   ACTUAL SHARE ACTIVITY:                                 2007    2006
    ----------------------                                 -----   -----
       Shares outstanding - beginning of period            1,199   1,241
       Repurchase of common shares                           (60)    (75)
       Employee benefit plans, compensation and other         19      33
                                                           -----   -----
       Shares outstanding - end of period                  1,158   1,199
                                                           =====   =====

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                                  CONSOLIDATED

- Consolidated Revenues Net of Interest Expense: Consolidated revenues net of interest expense increased 10%, reflecting increases versus last year of 13% within USCS, 9% within both ICS and GCS and 16% within GNMS. Revenues net of interest expense increased due to greater interest income, larger discount revenues, higher other commission and fees, greater travel commissions and fees, increased net card fees and higher securitization income net, partially offset by increased interest expense and lower other revenues. Translation of foreign currency benefited the revenues net of interest expense growth rate by approximately 2%.

- Consolidated Expenses: Consolidated expenses increased 5%, reflecting an increase of 11% within USCS, 21% within ICS, and 9% within both GCS and GNMS. Expense growth reflected higher marketing, promotion, rewards and cardmember services expense, greater human resources expense, increased occupancy and equipment costs, higher communication expenses and greater professional services expenses. This was partially offset by lower other expenses, net resulting from the gain on the Visa litigation settlement in 4Q '07. Translation of foreign currency contributed approximately 2% to the expense growth rate.

- Consolidated Provisions for Losses and Benefits: Consolidated provisions for losses and benefits increased 43% versus last year, reflecting an increase of 84% in USCS, 44% in GCS and a decrease of 51% in GNMS and 5% in ICS. Provisions rose due to increases in the cardmember lending and charge card provisions. Translation of foreign currency contributed approximately 2% to the provision growth rate.

-    Pre-Tax Margin: Was 20.1% in 2007 compared with 20.4% in 2006.

- Effective Tax Rate: Was 27% in 2007 versus 30% in 2006. The 2007 rate reflects the previously mentioned 2Q '07 and 3Q '07 tax benefits. The 2006 rate included the previously mentioned tax benefit in 4Q '06.

- Discount Revenue: Rose 12% on a 15% increase in billed business. The slower revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where we share discount revenue with our card issuing partners, as well as higher cash-back rewards costs and corporate incentive payments.

     - The average discount rate* was 2.56% in 2007 versus 2.57% in 2006. As indicated in prior quarters, selective repricing initiatives, continued changes in the mix of business and volume-related pricing discounts will likely result in some erosion of the average discount rate over time.

                                         YEARS ENDED      PERCENTAGE
                                         DECEMBER 31,       INC/(DEC)
                                      -----------------   -----------
                                       2007      2006
                                      -------   -------
Card billed business* (billions):
   United States                      $ 459.3   $ 406.8      13%
   Outside the United States            188.0     154.7      22
                                      -------   -------
   Total                              $ 647.3   $ 561.5      15
                                      =======   =======
Average basic cardmember spending**
   United States                      $12,856   $12,307       4
   Outside the United States          $10,251   $ 8,691      18
   Total                              $12,106   $11,201       8

* For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2007 Earnings Release, American Express Company Selected Statistical Information pages.

**   Proprietary card activity only.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                                  CONSOLIDATED

     - Worldwide Billed Business: The 15% increase in worldwide billed business reflected a 13% increase in USCS, a 14% increase in ICS and GCS and a 49% increase in GNS partner volume. The table below summarizes selected billed business related statistics for 2007:

                                                                               PERCENTAGE INCREASE
                                                                 PERCENTAGE   ASSUMING NO CHANGES IN
                                                                  INCREASE    FOREIGN EXCHANGE RATES
                                                                 ----------   ----------------------
WORLDWIDE*
   Billed Business                                                   15%                 13%
   Average spending per proprietary basic card                        8                   6
U.S.*
   Billed Business                                                   13
   Average spending per proprietary basic card                        4
   Proprietary consumer card billed business**                       12
   Proprietary small business billed business**                      15
   Proprietary Corporate Services billed business***                 10
OUTSIDE THE U.S.*
   Billed Business                                                   22                  14
   Average spending per proprietary basic card                       18                  10
   Proprietary consumer and small business billed business****       14                   6
   Proprietary Corporate Services billed business***                 22                  13

* Captions not designated as "proprietary" include both proprietary and GNS data.

**   Included in USCS.

***  Included in GCS.

**** Included in ICS.

          - U.S. non-T&E-related volume categories (which represented approximately 69% of 2007 U.S. billed business) grew 15%, while T&E volumes rose 9%.

          - U.S. airline-related volume, which represented approximately 9% of total U.S. volumes during the year, increased 5% due to a 4% increase in transactions and a 1% higher average airline charge.

          - Worldwide airline volumes, which represented approximately 11% of total volumes during the year, increased 12% on 6% growth in transactions and a 6% increase in the average airline charge.

          - Assuming no changes in foreign exchange rates: Total billed business outside the U.S. reflected proprietary growth in Europe and Canada in the low double-digits, growth in Asia Pacific in the high single-digits and a small decline in Latin America. Excluding the impact of the 2006 sales of our card-related operations in Brazil, Malaysia and Indonesia, Latin America and Asia Pacific exhibited double-digit proprietary growth. Excluding the impact of all three sales, total proprietary growth outside the U.S. was 11%.

-    Net Card Fees: Increased 3% due to card growth.

- Travel Commissions and Fees: Increased 8%, reflecting a 13% increase in worldwide travel sales.

- Other Commissions and Fees: Rose 8% primarily due to higher assessments, card-related conversion revenues and other service fees.

- Securitization Income, Net: Increased 1% driven by a greater average balance of securitized loans and higher net gains from issuances, partially offset by higher write-offs and greater interest expense, due to a higher coupon rate paid to certificate holders.

     -    Components of Securitization Income, Net:

                                         YEARS ENDED      PERCENTAGE
                                         DECEMBER 31,       INC/(DEC)
                                      -----------------   -----------
(millions)                               2007     2006
                                        ------   ------
Excess spread*                          $1,025   $1,055      (3)%
Servicing fees                             425      407       4
Gains on sales from securitizations**       57       27       #
                                        ------   ------
Total securitization income             $1,507   $1,489       1
                                        ======   ======

#    Denotes variance of more than 100%.

* Excess spread is the net positive cash flow from interest and fee collections allocated to the investor's interests after deducting the interest paid on investor certificates, credit losses, contractual servicing fees, other expenses, and the changes in the fair value of the interest-only strip in 2007. Also included is a $38MM reduction in 2006, related to higher than anticipated cardmember completion of consumer debt repayment programs.

** Excludes $144MM and $(84)MM in 2007 and $83MM and ($104)MM in 2006, of impact from cardmember loan sales and maturities, respectively, reflected in the credit provision.

     - The average balance of Cardmember lending securitizations was $21.2B in 2007 compared with $20.3B in 2006.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                                  CONSOLIDATED

- Other Revenues: Decreased 3% as losses related to the 3Q '07 and 4Q '07 mark-to-market adjustments and sales within the AEIDC portfolio, as well as the 4Q '06 Travelers Cheque and Gift Card investment portfolio gain, were partially offset by higher network, merchant, publishing and insurance-related revenues.

- Cardmember Lending Finance Revenue: Increased 34% due to 29% growth in average worldwide lending balances on an owned basis and a slightly higher portfolio yield. The increase also reflects the negative impact in 1Q '06 of the higher than anticipated cardmember completion of consumer debt repayment programs and certain payment waivers.

- Other Interest Income: Increased 11% primarily due to higher interest income on the Company's loan to Delta Air Lines that was on non-accrual status in 2006 and was repaid in April 2007.

- Cardmember Lending Interest Expense: Increased 45%, reflecting the increased loan balances and a higher cost of funds.

- Charge Card and Other Interest Expense: Increased 35%, reflecting a higher average cost of funds and an increased receivable balance.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 20% driven primarily by the 4Q '07 increase to the Membership Rewards liability, higher volume-driven rewards expenses and the incremental marketing and promotion and business-building costs in 2Q '07 and 4Q '07. These increases were partially offset by the charges associated with adjustments made to the Membership Rewards reserve models both inside and outside the U.S. in 1Q '06 and 2Q '06.

- Human Resources Expense: Increased 8% due to a higher level of employees and merit increases which were partially offset by the 1Q '07 pension-related gain and lower severance-related costs. The increased level of employees primarily reflects employee additions related to customer service volumes and initiatives and the acquisition of Harbor Payments, Inc. in 4Q '06 and FAE Travel in 3Q '07.

-    Professional Services Expense: Increased 1%.

-    Occupancy and Equipment Expense: Rose 4%.

- Communications Expense: Increased 6% primarily due to volume-related activities.


- Other Expense, Net: Decreased 71% as the Visa litigation settlement payment, net of litigation-related costs, and the reclassification of certain card-acquisition costs to card fee revenue beginning July 1, 2006 were partially offset by the 4Q '07 contribution to American Express Charitable Fund and the gains related to the 2006 sales of our card-related operations in Brazil, Malaysia and Indonesia.

- Charge Card Provision for Losses: Increased 22%, primarily reflecting the 4Q '07 credit-related charge, as well as higher business volumes.

     -    The charge card net loss ratio was 0.24% in 2007 and 2006.*

     * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

- Cardmember Lending Provision for Losses: Increased 70%, reflecting the credit-related charge in 4Q '07, as well as increased loan volumes and higher write-off and delinquency rates.

     -    The lending net write-off rate was 4.2% in 2007 versus 3.7% in 2006.*

          * All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Fourth Quarter/Full Year 2007 Earnings Release on the American Express Company Consolidated Selected Statistical Information pages.

-    Other (including investment certificates) Provision for Losses and
     Benefits: Decreased 6% primarily due to lower merchant and Taiwan-related provisions in 2007.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                                CORPORATE & OTHER

-    Net income was $376MM in 2007 compared with net expense of $140MM in 2006.

     -    The 2007 income reflects the impact of the following items:

          - A $700MM after-tax gain due to the initial payment of the Visa Litigation Settlement;

          -    A $46MM after-tax expense for litigation-related costs;

          - A $31MM after-tax expense for the contribution to the American Express Charitable Fund; and

          - A $4MM after-tax cost for incremental business-building initiatives.

     - The 2007 income also includes the $57MM after-tax loss due to the 3Q '07 and 4Q '07 mark-to-market adjustments and sales within the AEIDC portfolio.

     - The 2006 expense reflects the impacts of the $42MM after-tax gain related to the rebalancing of our Travelers Cheque and Gift Card investment portfolio.

     - 2007 and 2006 also included reengineering costs, after-tax, of $4MM and $20MM, respectively.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                               U.S. CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                                 YEARS ENDED
(Preliminary)                                                    DECEMBER 31,
                                                              -----------------   PERCENTAGE
(millions)                                                      2007      2006     INC/(DEC)
                                                              -------   -------   ----------
Revenues
   Discount revenue, net card fees and other                  $10,435   $ 9,421       11%
   Cardmember lending finance revenue                           4,762     3,434       39
   Securitization income, net                                   1,507     1,489        1
                                                              -------   -------
         Total revenues                                        16,704    14,344       16
   Interest expense:
      Cardmember lending                                        1,518       957       59
      Charge card and other                                       964       767       26
                                                              -------   -------
Revenues net of interest expense                               14,222    12,620       13
                                                              -------   -------
Expenses
   Marketing, promotion, rewards and cardmember services        5,140     4,445       16
   Human resources and other operating expenses                 3,354     3,227        4
                                                              -------   -------
      Total                                                     8,494     7,672       11
                                                              -------   -------
Provisions for losses                                           2,998     1,625       84
                                                              -------   -------
Pretax segment income                                           2,730     3,323      (18)
Income tax provision                                              907     1,171      (23)
                                                              -------   -------
Segment income                                                $ 1,823   $ 2,152      (15)
                                                              =======   =======

                                                                 YEARS ENDED
STATISTICAL INFORMATION                                          DECEMBER 31,
                                                              -----------------   PERCENTAGE
                                                                2007      2006     INC/(DEC)
                                                              -------   -------   ----------
Card billed business (billions)                               $ 375.2   $ 333.4       13%
Average basic cardmember spending* (dollars)                  $12,011   $11,521        4

*    Proprietary cards only.

     - Billed Business: The 13% increase in billed business reflects a 4% increase in average spending per proprietary basic card and 7% growth in basic cards in force.

          - Within the U.S. consumer business, billed business grew 12%; small business volumes rose 15%.

P&L DISCUSSION:

- Net Income: Decreased 15% as revenues net of interest expense rose 13%, expenses increased 11% and provisions for losses increased 84%.

     -    2007 included the following items:

          - An $80MM ($50MM after-tax) benefit from the initial adoption of SFAS No. 155 in 1Q '07;

          -    $74MM of the tax benefits in 2Q '07 and 3Q '07;

          -    $36MM ($22MM after-tax) of the 1Q '07 pension-related gain;

          - $408MM ($253MM after-tax) of the increase to the Membership Rewards liability in 4Q '07;

          -    $438MM ($274MM after-tax) of the credit-related charge in 4Q '07;
               and

          - $131MM ($81MM after-tax) of the incremental marketing and promotion and business-building costs in 2Q '07 and 4Q '07.

     -    2006 included the following items:

          - A $72MM ($47MM after-tax) net reduction in 1Q '06 in finance charge revenues related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers;

          - $106MM ($69MM after-tax) of the charges associated with certain adjustments made to the U.S. Membership Rewards reserve model in 1Q '06; and

          - A favorable impact from lower early credit write-offs related to the 2005 U.S. bankruptcy legislation, and lower than expected costs related to Hurricane Katrina.

     - 2007 also included $13MM ($8MM after-tax) of reengineering expenses versus $23MM ($15MM after-tax) in 2006.

     -    Pre-tax Margin: Was 19.2% in 2007 versus 26.3% in 2006.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                               U.S. CARD SERVICES

     - Effective Tax Rate: Was 33% in 2007 versus 35% in 2006. The 2007 rate includes $74MM of tax benefits from 2Q '07 and 3Q '07.

- Discount Revenue, Net Card Fees and Other: Increased 11% largely due to greater billed business volumes, higher investment and interest income, increased other commissions and fees, higher net card fees and greater travel revenues.

- Cardmember Lending Finance Revenue: Increased 39% on 34% growth in average owned lending balances, a slightly higher portfolio yield, and the negative impact in 1Q '06 of higher than anticipated completion of consumer debt repayment programs and certain payment waivers.

- Securitization Income, Net: Increased 1% driven by a greater average balance of securitized loans and higher net gains from issuances, partially offset by higher write-offs and interest expense, due to a higher coupon rate paid to certificate holders.

- Cardmember Lending Interest Expense: Increased 59% on greater loan balances and a higher cost of funds.

- Charge Card and Other Interest Expense: Increased 26% due to a higher cost of funds and a larger receivable balance.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 16%, reflecting the increase to the Membership Rewards liability and higher volume-related rewards costs. These were partially offset by slightly lower marketing and promotion expenses and the charges associated with adjustments made to the U.S. Membership Rewards reserve model in 1Q '06.

- Human Resources and Other Operating Expenses: Increased 4% primarily due to higher technology and volume-related costs, partially offset by the pension-related gain and the reclassification to revenues of certain card acquisition-related costs effective July 1, 2006.

- Provisions for Losses: Increased 84%, reflecting the 4Q '07 credit-related charge, as well as the impact of loan growth and higher write-off and delinquency rates.

     -    Credit Quality

          -    The charge card net loss ratio was 0.31% versus 0.28% last year.*

          - The lending net write-off rate for 2007 was 3.9% versus 3.0% for 2006.**

          * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis."

          ** Owned basis. See page 29-30 for "Managed Basis" Cardmember lending information.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                               U.S. CARD SERVICES

MANAGED BASIS

For USCS, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively. For the managed basis presentation, revenue and expenses related to securitized cardmember loans are reflected in other commissions and fees (included in discount revenue, net card fees and other), cardmember lending finance revenue, cardmember lending interest expense and provisions for losses. On a managed basis, there is no securitization income, net, as the managed basis presentation assumes no securitization transactions have occurred.

The Company presents USCS information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the cardmember lending business. Irrespective of the on- and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.

On a GAAP basis, revenue and expenses from securitized cardmember loans are reflected in the Company's income statements in securitization income, net, fees and commissions, and provisions for losses for cardmember lending. At the time of a securitization transaction, the securitized cardmember loans are removed from the Company's balance sheet, and the resulting gain on sale is reflected in securitization income, net, as well as an impact to provision for losses (credit reserves are no longer recorded for the cardmember loans once sold). Over the life of a securitization transaction, the Company recognizes servicing fees and other net revenues (referred to as "excess spread") related to the interests sold to investors (i.e. the investors' interests). These amounts, in addition to changes in the fair value of the interest-only strips, are reflected in securitization income, net, and fees and commissions. The Company also recognizes cardmember lending finance revenue over the life of the securitization transaction related to the interest it retains (i.e. the seller's interest). At the maturity of a securitization transaction, cardmember loans on the balance sheet increase, and the impact of the incremental required loss reserves is recorded in provisions for losses.

As presented, in aggregate over the life of a securitization transaction, the pretax income impact to the Company is the same whether or not the Company had securitized cardmember loans or funded these loans through other financing activities (assuming the same financing costs). The income statement classifications, however, of specific items will differ.

The following information reconciles the GAAP basis presentation for certain USCS income statement line items to the managed basis presentation, where different:

                                                              YEARS ENDED
                                                              DECEMBER 31,
                                                           ----------------   PERCENTAGE
(millions)                                                   2007     2006     INC/(DEC)
                                                           -------   ------   ----------
-   Discount revenue, net card fees and other:
       Reported for the period (GAAP)                      $10,435   $9,421       11%
       Securitization adjustments                              310      199       56
                                                           -------   ------
       Managed discount revenue, net card fees and other   $10,745   $9,620       12
                                                           =======   ======
-   Cardmember lending finance revenue:
       Reported for the period (GAAP)                      $ 4,762   $3,434       39
       Securitization adjustments                            3,130    2,937        7
                                                           -------   ------
       Managed finance revenue                             $ 7,892   $6,371       24
                                                           =======   ======
-   Securitization income, net:
       Reported for the period (GAAP)                      $ 1,507   $1,489        1
       Securitization adjustments                           (1,507)  (1,489)       1
                                                           -------   ------
       Managed securitization income, net                  $    --   $   --       --
                                                           =======   ======
-   Cardmember lending interest expense:
       Reported for the period (GAAP)                      $ 1,518   $  957       59
       Securitization adjustments                            1,136    1,057        7
                                                           -------   ------
       Managed cardmember lending interest expense         $ 2,654   $2,014       32
                                                           =======   ======
-   Provisions for losses:
       Reported for the period (GAAP)                      $ 2,998   $1,625       84
       Securitization adjustments                              871      550       58
                                                           -------   ------
       Managed provisions for losses                       $ 3,869   $2,175       78
                                                           =======   ======

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                               U.S. CARD SERVICES

MANAGED P&L DISCUSSION

- Discount Revenue, Net Card Fees and Other: Increased 12% largely due to higher billed business volumes, greater other commissions and fees, higher investment and interest income and higher travel revenues. In addition, the increase reflects the recognition of interest income associated with the repayment of the Company's loan to Delta Air Lines.

- Cardmember Lending Finance Revenue: Increased 24% due to 21% growth in average lending balances, a higher portfolio yield and the negative impact in 1Q '06 of higher than anticipated completion of consumer debt repayment programs and certain payment waivers.

- Cardmember Lending Interest Expense: Increased 32% on growth in lending balances and a higher cost of funds.

- Provisions for Losses: Increased 78%, reflecting the credit-related charge in 4Q '07, as well as the impact of strong loan and volume growth and higher write-off and delinquency rates.

-    Cardmember Lending: *

     -    The lending net write-off rate for 2007 was 3.8% versus 2.9% for 2006.

     * Managed basis. See pages 12 & 14 for total owned and managed loans and past due information as of 12/31/07. There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the Charge Card portfolio are on an "Owned Basis," as presented on page 28.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                           INTERNATIONAL CARD SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                             YEARS ENDED
(Preliminary)                                                DECEMBER 31,
                                                           ---------------   PERCENTAGE
(millions)                                                  2007     2006    INC/(DEC)
                                                           ------   ------   ----------
Revenues
   Discount revenue, net card fees and other               $3,703   $3,405       9%
   Cardmember lending finance revenue                       1,372    1,146      20
                                                           ------   ------
      Total revenues                                        5,075    4,551      12
   Interest expense:
      Cardmember lending                                      493      393      25
      Charge card and other                                   251      193      30
                                                           ------   ------
Revenues net of interest expense                            4,331    3,965       9
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services    1,566    1,109      41
   Human resources and other operating expenses             1,836    1,692       9
                                                           ------   ------
      Total                                                 3,402    2,801      21
                                                           ------   ------
Provisions for losses                                         812      852      (5)
                                                           ------   ------
Pretax segment income                                         117      312     (63)
Income tax benefit                                           (174)     (31)      #
                                                           ------   ------
Segment income                                             $  291   $  343     (15)
                                                           ======   ======

#    Denotes variance of more than 100%.

STATISTICAL INFORMATION

                                                 YEARS ENDED
                                                 DECEMBER 31,
                                               ---------------   PERCENTAGE
                                                2007     2006    INC/(DEC)
                                               ------   ------   ----------
Card billed business (billions)                $ 98.0   $ 86.3      14%
Average basic cardmember spending* (dollars)   $8,772   $7,491      17

*    Proprietary cards only.

     - Billed Business: The 14% increase in billed business reflects a 17% increase in average spending per proprietary basic card and a 1% increase in basic cards in force.

          - Adjusting for the impacts of foreign exchange translation and the 2006 sales of our card-related operations in Brazil, Malaysia and Indonesia, billed business and spending per proprietary basic card in force increased 8% and 7%, respectively, and volume growth within the major geographic regions ranged from growth in the high single-digits to the low double-digits.

P&L DISCUSSION

- Net Income: Decreased 15% versus last year as revenues net of interest expense increased 9%, expenses rose by 21% and provisions for losses decreased 5%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     -    2007 included the following items:

          -    $2MM ($1MM after-tax) of the 1Q '07 pension-related gain;

          - $216MM ($138MM after-tax) of the 4Q '07 increase to the Membership Rewards reserve; and

          - $26MM ($16MM after-tax) of the incremental marketing and promotion and business-building costs in 2Q '07 and 4Q '07.

     -    2006 included the following items:

          - $114MM ($100MM after-tax) of gains related to the completion of the 2006 sales of our card-related operations in Brazil, Malaysia and Indonesia;

          - $56MM ($36MM after-tax) of charges associated with certain adjustments made to the Membership Rewards reserve models outside the U.S in 2Q '06; and

          - A higher provision for credit losses in Taiwan due primarily to the impact of industry-wide credit issues within the market.

     - 2007 included $16MM ($11MM after-tax) of reengineering expenses versus $32MM ($21MM after-tax) in 2006.

     -    Pre-tax Margin: Was 2.7% in 2007 versus 7.9% in 2006.

     - Effective Tax Rate: Was (149%) in 2007 versus (10%) in 2006. As indicated last quarter, this segment reflects an overall tax benefit, which will likely recur going forward, since our internal tax allocation process provides ICS with the consolidated benefit related to its ongoing funding activities outside

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                           INTERNATIONAL CARD SERVICES

          the U.S. The 2007 tax rate also reflects the impact of the previously mentioned significant charges on pretax income. The 2006 rate included a number of items previously discussed during the year which collectively did not have a significant impact on the effective tax rate.

- Discount Revenue, Net Card Fees and Other: The increase of 9% versus 2006 was driven primarily by the higher level of card spending, increased other revenues, greater travel revenues and slightly higher card fees. These increases were partially offset by the reclassification of certain card acquisition-related costs from other operating expenses, effective July 1, 2006, and lower commissions and fees, primarily reflecting the sales of card-related operations in Brazil, Malaysia and Indonesia.

- Cardmember Lending Finance Revenue: Increased 20% on 12% growth in average lending balances and a higher portfolio yield.

- Cardmember Lending Interest Expense: Increased 25% on higher loan balances and an increased cost of funds.

- Charge Card and Other Interest Expense: Increased 30% on a higher receivable balance and a greater cost of funds.

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 41%, reflecting the increase to the Membership Rewards liability in 4Q '07, higher volume-related rewards costs and the incremental marketing and promotion and business-building costs in 2Q '07 and 4Q '07. These were partially offset by the adjustments made to the Membership Rewards reserve model outside the U.S. in 2Q '06.

- Human Resources and Other Operating Expenses: Increased 9% primarily due to higher human resources and operations related expenses, as well as the gains on the 2006 sales of card-related operations in Brazil, Malaysia and Indonesia, partially offset by the reclassification of certain card acquisition-related costs effective July 1, 2006.

- Provisions for Losses: Decreased 5% as higher volumes and lending balances were offset by lower write-off and past due rates. The decrease also reflects the previously mentioned 2Q '06 industry-wide credit issues in Taiwan.

     -    Credit Quality: *

          -    The charge card loss ratio was 0.26% in both 2007 and 2006.

          -    The lending write-off rate was 5.6% versus 5.9% last year.

               * There are no off-balance sheet Charge Card and currently no off-balance sheet international lending securitizations. Therefore, all credit quality statistics for the Charge Card and international lending portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                             YEARS ENDED
(Preliminary)                                                DECEMBER 31,
                                                           ---------------   PERCENTAGE
(millions)                                                  2007     2006     INC/(DEC)
                                                           ------   ------   ----------
Revenues
   Discount revenue, net card fees and other               $4,747   $4,269       11%
                                                           ------   ------
   Charge card and other interest expense                     478      369       30
                                                           ------   ------
Revenues net of interest expense                            4,269    3,900        9
                                                           ------   ------
Expenses
   Marketing, promotion, rewards and cardmember services      387      307       26
   Human resources and other operating expenses             2,975    2,764        8
                                                           ------   ------
      Total                                                 3,362    3,071        9
                                                           ------   ------
Provisions for losses                                         163      113       44
                                                           ------   ------
Pretax segment income                                         744      716        4
Income tax provision                                          208      239      (13)
                                                           ------   ------
Segment income                                             $  536   $  477        12
                                                           ======   ======

STATISTICAL INFORMATION

                                                  YEARS ENDED
                                                  DECEMBER 31,
                                               -----------------   PERCENTAGE
                                                2007      2006      INC/(DEC)
                                               -------   -------   ----------
Card billed business (billions)                $ 122.1   $ 106.9      14%
Average basic cardmember spending* (dollars)   $18,017   $16,264      11

*    Proprietary cards only.

- Billed Business: The 14% increase in billed business reflects an 11% increase in average spending per proprietary basic card and a 1% increase in basic cards in force.

     - Adjusting for the impacts of foreign exchange translation and the 2006 sales of our card-related operations in Brazil, Malaysia and Indonesia, billed business and spending per proprietary basic card in force increased 12% and 7%, respectively, and volume growth within the U.S. of 10% compared to double-digit growth within the Company's other major geographic regions ranging from the mid-to-high teens.

P&L DISCUSSION

- Net Income: Increased 12% versus last year as revenues net of interest expense increased 9%, expenses rose by 9% and provisions for losses grew 44%. Both revenue and expense growth rates were inflated by the translation of foreign currency.

     -    2007 included the following items:

          -    $19MM ($12MM after-tax) of the 1Q '07 pension-related gain;

          -    $18MM of the tax benefits in 2Q '07 and 3Q '07; and

          - $61MM ($39MM after-tax) of the 4Q '07 increase to the Membership Rewards liability.

     -    2006 included:

          - $38MM ($33MM after-tax) of gains related to the completion of the 2006 sales of our card-related operations in Brazil, Malaysia and Indonesia; and

          - $12MM ($8MM after-tax) of charges associated with certain adjustments made to the Membership Rewards reserve models both inside and outside the U.S. in 1Q '06 and 2Q '06, respectively.

     - 2007 included $25MM ($16MM after-tax) of reengineering expenses versus $58MM ($37MM after-tax) in 2006.

     -    Pre-tax Margin: Was 17.4% in 2007 versus 18.4% in 2006.

     - Effective Tax Rate: Was 28% in 2007 versus 33% in 2006. The 2007 rate reflects $18MM of the previously mentioned 2Q '07 and 3Q '07 tax benefits.

- Discount Revenue, Net Card Fees and Other: The increase of 11% versus 2006 was driven primarily by the higher level of card spending, higher other commissions and fees, greater travel revenues and increased other revenues.

- Charge Card and Other Interest Expense: Increased 30% on a larger receivable balance and higher cost of funds.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                           GLOBAL COMMERCIAL SERVICES

- Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 26%, primarily reflecting the increase to the Membership Rewards liability in 4Q '07, partially offset by the adjustments made to the Membership Rewards reserve models both inside and outside the U.S. in 1Q '06 and 2Q '06.

- Human Resources and Other Operating Expenses: Increased 8%, primarily reflecting increased human resources costs, in part due to the acquisitions of Harbor Payments and FAE Travel, increased other operating expenses from the impact of the 2006 sales of card-related operations in Brazil, Malaysia and Indonesia, as well as higher occupancy and equipment expense. These were partially offset by the pension-related gain and the reclassification to revenues of certain card acquisition-related costs effective July 1, 2006.

- Provisions for Losses: Increased 44%, reflecting higher volumes and slightly higher loss rates.

     -    Credit Quality: *

          -    The charge card loss ratio was 0.10% versus 0.09% last year.

               * There are no off-balance sheet Charge Card securitizations. Therefore, all credit quality statistics for the charge card portfolio are on an "Owned Basis."

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

                         CONDENSED STATEMENTS OF INCOME
                                  (GAAP BASIS)

                                                     YEARS ENDED
(Preliminary)                                       DECEMBER 31,
                                                  ---------------   PERCENTAGE
(millions)                                         2007     2006     INC/(DEC)
                                                  ------   ------   ----------
Revenues
   Discount revenue, fees and other               $3,550   $3,063       16%
                                                  ------   ------
   Interest expense:
         Cardmember lending                         (126)     (98)      29
         Other                                      (188)    (183)       3
                                                  ------   ------
Revenues net of interest expense                   3,864    3,344       16
                                                  ------   ------
Expenses
   Marketing and promotion                           595      518       15
   Human resources and other operating expenses    1,665    1,549        7
                                                  ------   ------
      Total                                        2,260    2,067        9
                                                  ------   ------
Provisions for losses                                 44       89      (51)
                                                  ------   ------
Pretax segment income                              1,560    1,188       31
Income tax provision                                 538      409       32
                                                  ------   ------
Segment income                                    $1,022   $  779       31
                                                  ======   ======

STATISTICAL INFORMATION
                                                    YEARS ENDED
                                                    DECEMBER 31,
                                                  ---------------   PERCENTAGE
                                                   2007     2006     INC/(DEC)
                                                  ------   ------   ----------
Global card billed business* (billions)           $647.3   $561.5       15%
Global Network Services:
Card billed business (billions)                   $ 52.9   $ 35.4       49%

* Includes activities related to proprietary cards (including cash advances), cards issued under network partnership agreements, and certain insurance fees charged on proprietary cards.

P&L DISCUSSION

- Net Income: Increased 31% as revenues net of interest expense grew 16%, expenses rose 9% and provisions for losses decreased 51%. Both revenue and expense growth rates were inflated by translation of foreign currency.

     -    2007 included the following items:

          - $27MM ($18MM after-tax) of gains related to the sale of our merchant-related operations in Russia in 2Q '07;

          -    $22MM of the 3Q '07 tax benefits;

          -    $5MM ($3MM after-tax) of the 1Q '07 pension-related gain; and

          - $43MM ($26MM after-tax) of the incremental marketing and promotion and business-building costs in 2Q '07 and 4Q '07.

     - 2006 included a $25MM ($22MM after-tax) gain related to the sale of our merchant-related operations in Brazil during 2Q '06, partially offset by an adjustment in amortization relating to an overseas joint venture.

     - 2007 and 2006 included $6MM ($4MM after-tax) and $8MM ($6MM after-tax) of reengineering costs.

     -    Pre-tax Margin: Was 40.4% in 2007 versus 35.5% in 2006.

     - Effective Tax Rate: Was 34% in 2007 and in 2006. The 2007 rate reflects $22MM of the previously mentioned 3Q '07 tax benefits.

- Discount Revenue, Fees and Other: Increased 16%, reflecting growth in merchant-related revenues, primarily from the 15% increase in global card billed business and higher GNS-related revenues. The increase also reflects the completion in 2006 of independent operator agreements in Brazil, Malaysia and Indonesia.

- Cardmember Lending Interest Expense: The expense credit increased 29% due to a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

- Other Interest Expense: The expense credit increased 3% as higher interest on capital allocations was more than offset by a larger volume and rate-driven interest credit related to internal transfer pricing which recognizes the merchant services' accounts payable-related funding benefit.

                            AMERICAN EXPRESS COMPANY
                             FULL YEAR 2007 OVERVIEW
                       GLOBAL NETWORK & MERCHANT SERVICES

- Marketing and Promotion Expenses: Increased 15%, reflecting the incremental brand, merchant and partner-related advertising costs in 2Q '07 and 4Q '07.

- Human Resources and Other Operating Expenses: Increased 7% primarily due to greater human resources and volume-related expenses, partially offset by the pension-related gain. The increase also reflected the 2006 adjustment of the amortization of an intangible asset relating to an overseas joint venture which was more than offset by the merchant-related Brazil gain.

- Provisions for Losses: Decreased 51% due to a higher merchant-related provision in 2006.

                INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

This release includes forward-looking statements, which are subject to risks and uncertainties. The forward-looking statements, which address the Company's expected business and financial performance, among other matters, contain words such as "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: consumer and business spending on the Company's credit and charge card products and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the economic environment, and the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new Cardmembers, reduce Cardmember attrition, capture a greater share of existing Cardmembers' spending, and sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain Cardmembers after low introductory lending rates have expired, and expand the Global Network Services business; the Company's ability to manage credit risk related to consumer debt, business loans, merchants and other credit trends, which will depend in part on the economic environment, the rates of bankruptcies and unemployment, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products, and on the effectiveness of the Company's credit models; fluctuations in interest rates (including fluctuations in benchmarks, such as LIBOR and other benchmark rates, used to price loans and other indebtedness, as well as credit spreads in the pricing of loans and other indebtedness), which impact the Company's borrowing costs, return on lending products and the value of the Company's investments; the Company's ability to meet its ROE target range of 33 to 36 percent on average and over time, which will depend in part on factors such as the Company's ability to generate sufficient revenue growth and achieve sufficient margins, fluctuations in the capital required to support its businesses, the mix of the Company's financings, and fluctuations in the level of the Company's shareholders' equity due to share repurchases, dividends, changes in accumulated other comprehensive income and accounting changes, among other things; the actual amount to be spent by the Company on marketing, promotion, rewards and Cardmember services based on management's assessment of competitive opportunities and other factors affecting its judgment; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; fluctuations in foreign currency exchange rates; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35 percent of annually-generated capital, and returning approximately 65 percent of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the success of the Global Network Services business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network, provides Global Network Services' bank partners in the United States the benefits of greater Cardmember loyalty and higher spend per customer, and merchant benefits such as greater transaction volume and additional higher spending customers; trends in travel and entertainment spending and the overall level of consumer confidence; the costs and integration of acquisitions; the underlying assumptions and expectations related to the sale of the American Express Bank Ltd. businesses proving to be inaccurate or unrealized, including, among other things, the likelihood of and expected timing for completion of the transaction, the proceeds to be received by the Company in the transaction and the transaction's impact on the Company's earnings; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the Company's ability to reinvest the benefits arising from such reengineering actions in its businesses; bankruptcies, restructurings, consolidations or similar events affecting the airline or any other industry representing a significant portion of the Company's billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to the Company's lending securitizations; the Company's ability to invest in technology advances across all areas of its business to stay on the leading edge of technologies applicable to the payments industry; the Company's ability to protect its intellectual property rights (IP) and avoid infringing the IP of other parties; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, natural disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; accounting changes; outcomes and costs associated with litigation and compliance and regulatory matters; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and its other reports filed with the SEC.

                                    APPENDIX

                            AMERICAN EXPRESS COMPANY
                               U.S. CARD SERVICES

(BILLIONS, EXCEPT PERCENTAGES)

                                              PRELIMINARY QUARTER ENDED      QUARTER ENDED
                                                  DECEMBER 31, 2007       SEPTEMBER 30, 2007
                                              -------------------------   ------------------
Cardmember lending - owned basis (A):                    $43.3                   $40.0
   Total Loans                                             3.5%                    3.1%
   30 days past due loans as a % of total                $40.9                   $38.6
   Average Loans                                           4.3%                    3.7%
   Net write-off rate

Cardmember lending - managed basis (B)(C):
   Total Loans                                           $66.0                   $61.5
   30 days past due loans as a % of total                  3.2%                    2.9%
   Average Loans                                         $63.2                   $60.0
   Net write-off rate                                      4.3%                    3.7%

                                              ESTIMATED YEAR ENDING
                                                DECEMBER 31, 2008
                                              ---------------------
Cardmember lending - owned basis (A):
   Average Loans                                       $44.1
   Net write-off rate                                5.2-5.4%

Cardmember lending - managed basis (B)(C):
   Average Loans                                       $69.4
   Net write-off rate                                5.1-5.3%

(A) "Owned," a GAAP basis measurement, reflects only Cardmember loans included in the Company's Consolidated Balance Sheets.

(B) Includes on-balance sheet Cardmember loans and off-balance sheet securitized Cardmember loans. The difference between the "owned basis" (GAAP) information and "managed basis" information is attributable to the effects of securitization activities.

(C) For U.S. Card Services, the managed basis presentation assumes that there have been no off-balance sheet securitization transactions, i.e., all securitized Cardmember loans and related income effects are reflected as if they were in the Company's balance sheets and income statements, respectively.

The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's Cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized Cardmember loans. Management also believes that use of a managed basis presentation presents a more accurate picture of the key dynamics of the Cardmember lending business. Irrespective of the on and off-balance sheet funding mix, it is important for management and investors to see metrics for the entire Cardmember lending portfolio because they are more representative of the economics of the aggregate Cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of Cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized Cardmember loans are viewed together on a managed basis. The Company does not currently securitize international loans.